UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2025

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41961	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 893-7663

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2025, the 2025 Annual Meeting of the Company was held. At the 2025 Annual Meeting, the Company’s stockholders voted (i) to elect five directors for a one-year term expiring at the next annual meeting of stockholders (Proposal 1); and (ii) approval of an adjournment of the 2025 Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the 2025 Annual Meeting to approve any of the proposals presented for a vote at the 2025 Annual Meeting (Proposal 2), all as described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2025.

Set forth below are the voting results on each matter submitted to the stockholders at the 2025 Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following five individuals as directors to hold office for a one-year term expiring at the next annual meeting of stockholders:

Nominee	Votes For	Abstentions
Dr. Allan Evans	11,144,230	101,184
Cristina A. Colón	10,900,065	345,349
Robert Lowry	11,134,723	110,691
Sanford Rich	11,142,091	103,323
Jeffrey Thompson	10,624,575	620,839

As there were sufficient votes to approve proposals 1, proposal 2 was moot.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: December 19, 2025	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

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